                                                                    EXHIBIT 4.14

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            STERLING CHEMICALS, INC.

No. ________                                                     $______________
                                                              CUSIP NO.:

              11 1/4% Senior Subordinated Note Due 2007, Series A

     Sterling Chemicals, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars on April 1, 2007.

     Interest Payment Dates:  April 1 and October 1.

     Record Dates:  March 15 and September 15.

     Additional provisions of this Note are set forth on the other side of this Note.


                              STERLING CHEMICALS, INC.
                              By:
Dated:_______________

[Seal]                              ___________________________
                                    Frank P.  Diassi
                                    Chairman of the Board


                                    ___________________________
                                    F.  Maxwell Evans
                                    Secretary

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

FLEET NATIONAL BANK,

     as Trustee, certifies that this
     is one of the Notes referred
     to in the Indenture.

By:

     _______________________________
     Authorized Signatory

              11 1/4% Senior Subordinated Notes Due 2007, Series A


1.   Interest

     STERLING CHEMICALS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Sterling"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 11 3/4% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

     Sterling will pay interest semi-annually on April 1 and October 1 of each year, commencing October 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from April 7, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Sterling shall pay interest on overdue principal at the rate borne by the Notes.

2.   Method of Payment

     Sterling will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. Sterling will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Sterling may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar

     Initially, Fleet National Bank, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. Sterling may appoint and change any Paying Agent, Registrar or co-registrar without notice. Sterling or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

     Sterling issued the Notes under an Indenture dated as of April 7, 1997 (the "Indenture"), between Sterling and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

     The Notes are unsecured senior subordinated obligations of Sterling limited to $150,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the incurrence of additional indebtedness by Sterling and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of Sterling and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock and transactions with affiliates. The Indenture also restricts the ability of Sterling to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

5.   Optional Redemption

     The Notes will be redeemable, at Sterling's option, in whole or in part, at any time and from time to time on or after April 1, 2002, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after April 1 of the years set forth below:


                                                   Redemption
                 Year                                 Price
                 ----                              -----------
                 2002................................ 105.625%
                 2003................................ 103.750%
                 2004................................ 101.875%
                 2005................................ 100.000%

     In addition, at any time and from time to time prior to April 1, 2000, Sterling may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.25%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $97,500,000 aggregate principal amount of the Notes must remain outstanding after each such redemption.

6.   Notice of Redemption

     Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Put Provisions

     Upon a Change of Control, any Holder of Notes will have the right to cause Sterling to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   Subordination

     The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Sterling agrees, and each Holder of a Note by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations, Transfer; Exchange

     The Notes are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional "accredited investors" as described in Rule 501(a) (1), (2), (3) or (7) under the Securities Act in a transaction intended to be exempt from registration under the Securities Act, minimum denominations of $500,000) and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

     The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.  Unclaimed Money

     Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Sterling at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Sterling and not to the Trustee or Paying Agent for payment.

 12. Discharge and Defeasance

     Subject to certain conditions, Sterling at any time may terminate some or all of its obligations under the Notes and the Indenture if Sterling deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment; Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.
Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, Sterling and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to provide for uncertificated Notes, in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or add additional covenants or surrender rights and powers conferred on Sterling, or to make any change that would provide additional rights or benefits to the Holders of Notes or that does not adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by Sterling to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of Sterling or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $10 million or more; (v) certain events of bankruptcy or insolvency with respect to Sterling and its Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.


15.  Trustee Dealings with Sterling

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Sterling or its Affiliates and may otherwise deal with Sterling or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

     A director, officer, employee or stockholder, as such, of Sterling or the Trustee shall not have any liability for any obligations of Sterling under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.  Abbreviations

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

     Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures Sterling has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                       _________________________________

     Sterling will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                            Sterling Chemicals, Inc.
                         1200 Smith Street, Suite 1900
                               Houston, TX 77002
                            Attention:  Jim P. Wise

================================================================================
                                ASSIGNMENT FORM


To assign this Note, complete the form below:

I or we assign and transfer this Note to:


             [Print or type assignee's name, address and zip code]



                 [Insert assignee's soc. sec. or tax I.D. No.]


and irremovably appoint ______________________ agent to transfer this Note on the books of Sterling. The agent may substitute another to act for him.



Date:__________________                  Your Signature:_____________________

================================================================================
Sign exactly as your name appears on the face of this Note.

                   OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

     If you elect to have this Note purchased by Sterling pursuant to Article IV or Section 5.07 of the Indenture, check the box:


                                      [ ]


     If you elect to have only part of this Note purchased by Sterling pursuant to Article IV or Section 5.07 of the Indenture, state the amount:



                                                         $______________________




Date:____________________               Your Signature:_________________________

                                         (Sign exactly as your name appears on

                                         the face of the Note)

Signature Guarantee:____________________________________________________________

               (Signature must be guaranteed by a member firm of the New York

               Stock Exchange or a commercial bank or trust company)

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The following increases or decreases in this Global Note have been made:


____________________________________________________________________________________________________________________________________

Date of Exchange     Amount of decrease    Amount of increase    Principal Amount of this    Signature of authorized signatory
                    in Principal Amount   in Principal Amount     Global Note following                      of
                    of this Global Note   of this Global Note   such decrease or increase       Trustee or Notes Custodian
____________________________________________________________________________________________________________________________________


















____________________________________________________________________________________________________________________________________

